UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2010
Donegal Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: 717-426-1931
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On July 15, 2010, we entered into an agreement and plan of merger with Michigan Insurance Company, or MICO, and its majority shareholder, West Bend Mutual Insurance Company, or WBM. Upon satisfaction of the conditions under the merger agreement, including the approval of the Insurance Department of the State of Michigan, our wholly owned acquisition subsidiary, DGI Acquisition Corp. will merge with and into MICO and we will acquire all of the outstanding stock of MICO. The purchase price will be calculated based on the GAAP book value of MICO as of the closing date of the transaction. We estimate that the consideration payable to the shareholders of MICO will be approximately $39 million.
     MICO writes various lines of property and casualty insurance exclusively in the State of Michigan. MICO had direct premiums of $106.6 million and net written premiums of $26.7 million for the year ended December 31, 2009.
     We incorporate our press release dated July 16, 2010 into this Form 8-K.
     We and Union National Financial Corporation have filed a preliminary proxy statement/prospectus with the SEC relating to the merger of Union National Financial Corporation with and into Donegal Financial Services Corporation, which is our affiliate and also an affiliate of Donegal Mutual Insurance Company. WE ADVISE SHAREHOLDERS OF UNION NATIONAL FINANCIAL CORPORATION TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AS WELL AS OUR OTHER RECENT FILINGS WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
     The definitive proxy statement/prospectus when it becomes available and other relevant materials Union National Financial Corporation and we file with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents Union National Financial Corporation and we file with the SEC by contacting Jeffrey D. Miller, Senior Vice President & Chief Financial Officer, Donegal Group Inc., 1195 River Road, Marietta, Pennsylvania, 17547, telephone: (717) 426-1931, and by Union National Financial Corporation by contacting Mark D. Gainer, President and Chief Executive Officer, Union National Financial Corporation, 570 Lausch Lane, Suite 300, Lancaster, Pennsylvania 17601, telephone: (717) 519-8630.
     Union National Financial Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Union National Financial Corporation stock will be set forth in the definitive proxy statement/prospectus relating to the merger when it becomes available. This Form 8-K does not constitute an offer of any securities for sale.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
99.1	Donegal Group Inc. press release dated July 16, 2010.

99.2	Agreement and Plan of Merger dated as of July 15, 2010 among Michigan Insurance Company, West Bend Mutual Insurance Company, Donegal Group Inc. and DGI Acquisition Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Senior Vice
President and Chief Financial Officer

Date: July 19, 2010